                                                                   EXHIBIT 99(b)


                 HOUSEHOLD INTERNATIONAL, INC. AND SUBSIDIARIES

               DEBT AND PREFERRED STOCK SECURITIES RATINGS OF THE
                    COMPANY AND ITS SIGNIFICANT SUBSIDIARIES



                                                                      Duff &
                                  Standard    Moody's      Fitch      Phelps
                                  & Poor's  Investors  Investors      Credit    Thomson
                               Corporation    Service   Services  Rating Co.  BankWatch
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At December 31, 1996
---------------------------------------------------------------------------------------
Household International, Inc.
 Senior                                  A         A3          A           A          A
 Commercial paper                      A-1        P-2        F-1      Duff 1      TBW-1
 Preferred stock                        A-       baa1         A-          A-       BBB+
---------------------------------------------------------------------------------------
Household Finance Corporation
 Senior                                  A         A2         A+          A+         A+
 Senior subordinated                    A-         A3          A           A          A
 Commercial paper                      A-1        P-1        F-1     Duff 1+      TBW-1
 Preferred stock                        A-         a3          A          A-         A-
---------------------------------------------------------------------------------------
Household Bank, f.s.b.
 Senior                                  A         A2          A           A         NR
 Subordinated                           A-         A3         A-          A-          A
Certificates of deposit
  (long/short term)                  A/A-1     A2/P-1      A/F-1    A/Duff 1      TBW-1
 Thrift notes                          A-1        P-1        F-1      Duff 1      TBW-1
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

In October 1996 Moody's Investors Service ("Moody's") revised its outlook for the long-term debt obligations of the Company and its subsidiaries from neutral to negative reflecting management's strategic repositioning toward unsecured receivable origination and the sale of its retail consumer deposit branches. Moody's outlook for the ratings of commercial paper and short-term obligations issued by the Company and its subsidiaries was unaffected.